                                                                  Exhibit 99.906


I, William G. Papesh, principal executive officer of the WM Trust II (the "Funds"), certify that:

1. The Form N-CSR of the Funds for the period ended April 30, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Form N-CSR of the Funds for the period ended April 30, 2006 fairly presents, in all material respects, the financial condition and results of operations of the Funds.

Date: June 29, 2006

/s/ William G. Papesh

President and Chief Executive Officer

Principal Executive Officer

                                                                  Exhibit 99.906



I, Jeffrey L. Lunzer, principal financial officer of the Trust II (the "Funds"), certify that:

1. The Form N-CSR of the Funds for the period ended April 30, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Form N-CSR of the Funds for the period ended April 30, 2006 fairly presents, in all material respects, the financial condition and results of operations of the Funds.

Date: June 29, 2006

/s/ Jeffrey L. Lunzer

Treasurer and Chief Financial Officer

Principal Financial Officer